UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2010
HUDSON CITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26001	22-3640393
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
in Company)
WEST 80 CENTURY ROAD
PARAMUS, NEW JERSEY 07652
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (201) 967-1900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 4, 2010, Hudson City Savings Bank (the “Bank”), the wholly owned subsidiary of Hudson City Bancorp, Inc. (the “Company”), filed an application with the Office of the Comptroller of the Currency (the “OCC”) to convert from a federally chartered stock savings bank to a national bank (the “Application”).
If the Application is approved, the Bank will no longer be a federal savings bank subject to the regulation and examination of the Office of Thrift Supervision (the “OTS”) and will become a national bank subject to the regulation and examination of the OCC (the “Conversion”). In addition, the Company will cease being a savings and loan holding company subject to the regulation and supervision of the OTS and will become a bank holding company subject to the regulation and supervision of the Board of Governors of the Federal Reserve System (the “FRB”). A separate application to the FRB for the Company to become a bank holding company will be filed in the near future.
While the Bank and the Company will be subject to different regulatory frameworks upon completion of the Conversion, because of the nature of the Bank’s business and operations, the Bank and the Company do not expect to be materially affected by this change in regulation.
Material differences in the regulation of the Bank and the Company upon completion of the Conversion include:
     (i) The Bank would be required to become a member of the Federal Reserve System.
     (ii) The Bank would no longer be subject to the OTS’ Qualified Thrift Lender Test, which generally requires the Bank to maintain at least 65% of its “portfolio assets” (total assets less (1) specified liquid assets up to 20% of total assets, (2) intangibles, including goodwill, and (3) the value of property used to conduct business) in certain “qualified thrift investments” (primarily residential mortgages and related investments, including certain mortgage-backed securities, credit card loans, student loans, and small business loans) on a monthly basis during at least 9 out of every 12 months.
     (iii) The Bank would be subject to different lending limits. Federal thrifts are subject to loan to one borrower limitations, as well as to various lending limits on commercial loans (the aggregate may not exceed 20% of total assets, and any amounts exceeding 10% of assets must be in small business loans), consumer loans (the aggregate may not exceed 35% of assets when combined with acquisitions of certain debt securities), non-residential real estate loans (the aggregate may not exceed 400% of capital) and unsecured construction loans (the aggregate may not exceed total capital or 5% of total assets, whichever is greater). However, national banks are only subject to loan to one borrower limitations on these types of loans and guidelines with respect to concentrations in commercial real estate lending.

     (iv) The Company would become subject to detailed capital, managerial and liquidity requirements, as well as separate on-site examinations by the FRB. The FRB imposes capital requirements on a consolidated basis, whereas the OTS does not impose formal consolidated or unconsolidated regulatory capital requirements on savings and loan holding companies.
     (v) The Bank would become subject to restrictions on interstate branching. The OTS regulations authorize federal thrifts to branch nationwide to the extent allowed by federal statute, and OTS authority preempts any state law purporting to regulate branching by federal thrifts. As a national bank, the Bank would be permitted to establish interstate branches by merger (subject to prior OCC approval and certain other limits and findings). However, for a national bank to establish a de novo interstate branch, the laws of the state where the proposed branch is to be located must expressly permit de novo branching by out-of-state banks, and the OCC requirements applicable to interstate branching must be satisfied.
     (vi) The Bank would be subject to different levels of restriction on certain activities, including, but not limited to, insurance activities, providing investment advice, securities brokerage activities and mutual fund activities, none of which the Bank currently performs.
     (vii) The Bank would no longer be subject to OTS Thrift Bulletin 13a with respect to the measurement and management of interest rate risk.
Item 9.01 Financial Statements and Exhibits.
No financial statements are required to be filed as part of this Report. The following exhibits are furnished as part of this Report:

Exhibit No.	Description

99.1	Press release dated March 4, 2010
The information provided pursuant hereto shall not be deemed incorporated by reference by any general statement incorporating by reference this Form 8-K into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hudson City Bancorp, Inc.
By:	/s/ James C. Kranz
James C. Kranz
Executive Vice President and Chief Financial Officer

Dated: March 8, 2010

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 4, 2010

5